                                                                EXHIBIT 99(A)(5)

                             SAMSONITE CORPORATION

                          OFFER TO PURCHASE FOR CASH
                     12,000,000 SHARES OF ITS COMMON STOCK
                                      AT
                           $40 NET PER SHARE IN CASH

--------------------------------------------------------------------------------

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JUNE 17, 1998, UNLESS THE OFFER IS EXTENDED. TENDERING STOCKHOLDERS HAVE THE RIGHT TO WITHDRAW SHARES TENDERED AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER AND THEY MAY WITHDRAW SHARES AFTER JULY 15, 1998 UNLESS ACCEPTED BY THE COMPANY PRIOR TO THAT DATE.

--------------------------------------------------------------------------------

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated May 20, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), setting forth an offer by Samsonite Corporation, a Delaware corporation (the "Company"), to purchase up to 12,000,000 shares of its common stock, par value $.01 per share (the "Common Stock"), and the associated preferred stock purchase rights (the "Rights") (the Common Stock and the Rights, on and after the date of their distribution, are herein referred to as the "Shares"), at $40.00 per Share, net to the seller in cash, upon the terms and conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter from Luc Van Nevel, President and Chief Executive Officer of the Company, to stockholders. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

  The Company will pay $40.00 per Share (the "Purchase Price") for all Shares validly tendered pursuant to the Offer and not withdrawn, upon the terms and conditions of the Offer, including the provisions relating to proration described in "THE OFFER--Section 1" of the Offer to Purchase. The Purchase Price will be paid in cash, net to the seller, with respect to all Shares purchased. Shares tendered and not purchased because of proration or invalid tender will be returned to stockholders.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and the conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The offer price is $40 per Share, net to you in cash.

    2. The Offer is extended for up to 12,000,000 Shares (constituting approximately 59% of the shares presently outstanding). The Offer is conditioned upon there being validly tendered and not properly withdrawn prior to the expiration of the offer 8,750,000 shares, which number constitutes approximately 43% of the Shares outstanding on May 15, 1998. The Offer is also conditioned on, among other things the Company's having obtained sufficient financing to purchase Shares pursuant to the Offer, to refinance existing debt and to pay related fees and expenses.

    3. The Company is making the Offer as part of its plan of recapitalization (the "Recapitalization Plan"). The Board of Directors of the Company considered the effects of the Offer and the Recapitalization Plan, including among other things, the ability of the Company to operate on a going forward basis with additional leverage, and has unanimously determined that the Offer is fair to, and in the best interests of, the stockholders of the Company, has approved the making of the Offer and the transactions contemplated thereby and recommends that the stockholders of the Company accept the Offer and tender their Shares to the Company.

    4. The Purchase Price ($40 per Share) represents a substantial premium over the closing sale price of the shares ($29 7/8 per Share) as reported on the Nasdaq National Market on May 14, 1998, the day following announcement of the Recapitalization Plan and the Offer. The market price of the Shares following the consummation of the Recapitalization Plan and the Offer is expected to be substantially lower than the Purchase Price and the market price of the Shares on the date of the Offer to Purchase. Accordingly, any Shares not tendered pursuant to the Offer and any tendered Shares not accepted for payment by reason of proration or otherwise, are expected to have a market price following the consummation of the Offer that is substantially lower than the Purchase Price and the market price of the Shares on the date of the Offer to Purchase. If the market price for Shares following the consummation of the Offer is below the Purchase Price, as expected, stockholders can be assured of maximizing the value of their holdings after giving effect to consummation of the Offer (the sum of the market price of their Shares following the Offer plus the amount received in the Offer) only by tendering 100% of their Shares.

    5. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on Wednesday, June 17, 1998, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

    6. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the sale of Shares to Company pursuant to the Offer will be paid by Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Except as disclosed in the Offer to Purchase, Company is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is being made solely by the Offer to Purchase dated May 20, 1998 and the related Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from or on behalf of holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would violate the laws of such jurisdiction. In any jurisdiction the securities laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                     INSTRUCTION FORM WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                       12,000,000 SHARES OF COMMON STOCK
                                      OF
                             SAMSONITE CORPORATION
                  AT A PURCHASE PRICE OF $40.00 NET PER SHARE

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 20, 1998 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Samsonite Corporation, a Delaware corporation, to purchase up to 12,000,000 shares of its common stock, par value $.01 per share (the "Common Stock"), and the associated preferred stock purchase rights (the "Rights") (the Common Stock and the Rights, on and after the date of their distribution, are herein referred to as the "Shares"), at a price of $40.00 per Share, net to the undersigned in cash upon the terms and conditions of the Offer.

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

----------------------------------

 Number of Shares to be Tendered:*

 Shares

-----------------------------------

  THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Dated: ____________________, 1998

                                          _____________________________________
                                                      Signature(s)

                                          _____________________________________
                                                      Print Name(s)

                                          _____________________________________


                                          _____________________________________
                                                       Address(es)

                                          _____________________________________
                                             Area Code and Telephone Number

                                          _____________________________________
                                            Tax ID or Social Security Number

--------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


                                       3